Exhibit 32.2

Written Statement of the Chief Financial Officer Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of JAKKS Pacific, Inc. (“Registrant”) hereby certifies that the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ John Kimble
John Kimble
Chief Financial Officer

Date: October 31, 2025